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                                                                     Exhibit 4.1

     Officers' Certificate Pursuant to Sections 301 and 303 of the Indenture

Dated: March 12, 2002

       The undersigned, Frank C. McDowell, President and Chief Executive Officer, and Edward F. Lange, Jr., Executive Vice President, Chief Financial Officer and Secretary of BRE Properties, Inc. (the "Company"), hereby certify as follows:

       The undersigned, having read the appropriate provisions of the Indenture dated as of June 23, 1997, as amended by a First Supplemental Indenture dated as of April 23, 1998 (collectively, the "Indenture") between the Company and J.P. Morgan Trust Company, National Association, as successor trustee (the "Trustee"), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the Company's 5.95% Notes due 2007 (the "Notes") and the form of certificate for the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, hereby certifies that (1) the terms of the Notes were established in resolutions (the "Resolutions") of the Executive Committee of the Board of Directors of the Company adopted at a telephonic meeting on March 1, 2002, a true, complete and correct copy of the Resolutions is attached as Exhibit A to this Officers' Certificate, and such Resolutions are in full force and effect on the date hereof, (2) the form of certificate for the Notes was established in the Resolutions, (3) in the opinion of the undersigned, all conditions precedent provided for in the indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate for the Notes, and relating to the execution, authentication and delivery of the Notes, have been satisfied and complied with, and (4) no Event of Default (as such term is defined in the Indenture) has occurred and is continuing with respect to any Debt Securities (as defined in the Indenture) issued under the Indenture.

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         IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

                                                    /s/ Frank C. McDowell
                                                    ---------------------
                                                    Frank C. McDowell
                                          President and Chief Executive Officer



                                                    /s/ Edward F. Lange
                                                    -------------------
                                                    Edward F. Lange, Jr.
                                     Executive Vice President, Chief Financial
                                                    Officer and Secretary